Exhibit 10.28
SIXTH AMENDMENT TO CREDIT AGREEMENT
     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2008, is by and between ARABICA FUNDING, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and BANK OF AMERICA, N.A., as successor-by-merger to Fleet National Bank, as administrative agent (the “Administrative Agent”).
RECITALS
     A. The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of June 29, 2004 (as amended and in effect from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement and the consent of the Lenders to the Borrower’s execution and delivery of an amendment to the Master Lease. The Lenders signing below are willing to effect such amendment and consent to such execution and delivery, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I. AMENDMENT TO CREDIT AGREEMENT AND CONSENT. Subject to the satisfaction of each of the conditions set forth herein, the Credit Agreement is hereby amended as follows:
     A. Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:
1. By adding the following new definitions of “Base Rate”, “Base Rate Loan” and “New Store”, each in proper alphabetical order:
     “Base Rate Loan”: any Loan bearing interest based upon the Base Rate.
     “Base Rate”: for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Reference Lender as its “prime rate”, provided that notwithstanding anything in this Agreement to the contrary, at no time shall the Base Rate be less than four (4.0%) percent. The “prime rate” is a rate set by the Reference Lender based upon various factors including the Reference Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

     “New Store”: any Store not previously in existence at a location, provided that a relocation of any Store within the same building, strip mall or retail mall shall not be considered a New Store. Notwithstanding the foregoing provision, the definition of New Store shall at all times be consistent with the Company’s reporting of the opening of new Stores in all financial statements and reports that any member of the Restricted Group makes to, or files with, the SEC or provides to the holders of any class of its debt securities or public equity securities.
2. By deleting in their entireties the definitions of “Adjustment Date”, “COF Loan”, “COF Rate” and “Pricing Grid”.
3. By amending and restating the definition of “Applicable Margin” in its entirety as follows:
     “Applicable Margin”: at any time, in respect of Base Rate Loans, two (2.0%) percent per annum and in respect of Eurodollar Loans, three and three-quarters (3.75%) percent per annum.
4. By amending and restating the definition of Commitment Fee Rate in its entirety as follows:
     “Commitment Fee Rate”: one (1.0%) percent per annum.
5. By amending the definition of “Consolidated EBITDA” by deleting the reference to “fiscal quarter” contained therein and by substituting therefor the phrase “fiscal period”.
6. By inserting the following at the end of the definition of “Eurodollar Base Rate”:
“Notwithstanding anything in this Agreement to the contrary, at no time shall the Eurodollar Base Rate be less than two and one-quarter (2.25%) percent.”
7. By amending and restating the definition of “New Store Commitment” in its entirety as follows:
     “New Store Commitment”: an enforceable obligation of the Company or any of its Subsidiaries to lease, acquire, develop or open a New Store.
8. By amending and restating the definition of “Revolving Termination Date” in its entirety as follows:
     “Revolving Termination Date”: June 30, 2010.
9. By amending and restating the last sentence in the definition of “Revolving Commitment” in its entirety as follows:
     “The amount of the Total Revolving Commitments as of November 12, 2008 is $9,000,000.”

10. By amending and restating the definition of “Store” in its entirety as follows:
     “Store”: any store, kiosk, or other retail unit, including without limitation, any New Store, which is owned or controlled directly or indirectly by the Company or any of its Subsidiaries.
     B. Base Rate Loans. The Credit Agreement is amended by deleting the phrases “COF Loan” and “COF Loans” in each place where such phrases appear and by in each case substituting therefor the phrases “Base Rate Loan” and “Base Rate Loans”, respectively.
     C. Base Rate. The Credit Agreement is amended by deleting the phrase “COF Rate” in each place where such phrase appears and by substituting therefor the phase “Base Rate”.
     D. Commitment Fees. Section 2.3(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Percentage, a commitment fee for the period from and including November 12, 2008 to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the amount of the Total Revolving Commitments in effect (regardless of usage) on the due date of each such payment, payable monthly in advance on the first Business Day of each calendar month, commencing on the first such date to occur after the date hereof.”
     E. Interest Rate on Base Rate Loans. Section 2.9(b) of the Credit Agreement is hereby amended and restated as follows:
          “(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.”
     F. Debit Authorization. Section 2.12(c) of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“The Borrower hereby irrevocably authorizes the Administrative Agent to debit any of Borrower’s accounts held with the Reference Bank (any of the foregoing, a “Borrower Account”), or if the funds therein are insufficient, to advance to a Borrower Account as a Revolving Loan that is a Base Rate Loan and simultaneously debit such Borrower Account, a sum sufficient to pay when due all scheduled payments of principal and all interest accrued on the Obligations and to pay when due all costs, fees and expenses at any time owed by the Borrower to the Administrative Agent, the Lenders and/or the Issuing Lender.”
     G. Monthly Compliance Certificates. Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) (A) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each of Holdings and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this

Agreement and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any “Default” or “Event of Default” (each as defined in the Master Lease) except as specified in such certificate, and (B) a certificate of appropriate officer of the Borrower, such officer to be reasonably acceptable to the Administrative Agent, stating that to the best of such officer’s knowledge, each of the Borrower and the Securities Pledgor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Store by Store report substantially in the form of Exhibit 6.2(b), and (iii) in the case of quarterly, annual and monthly financial statements, (x) a Compliance Certificate and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property or other property as to which action is required under Section 6.10 hereof, in each case acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y), and (z) the applicable compliance certificate required to be delivered under the Master Lease;”
     H. Financial Covenants. Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “7.1 Financial Condition Covenants; New Stores.
     (a) Maximum Senior Leverage Ratio. Permit the ratio (the ‘Consolidated Senior Leverage Ratio‘) of the Consolidated Funded Indebtedness of the Company and its Subsidiaries (excluding any Additional Subordinated Debt included therein) at September 30, 2008 and at the last day of each fiscal month thereafter to the Consolidated EBITDA of the Company for the twelve fiscal month period ending on such last day of the fiscal month to be greater than 1.00:1.00.
     (b) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Company for the twelve fiscal month period ending on September 30, 2008 and for the twelve fiscal month period ending on the last day of each fiscal month thereafter to be less than $9,000,000.
     (c) Minimum Interest Coverage Ratio. Permit the ratio of (i) the Consolidated EBITDAR of the Company for any Reference Period ending on any Quarterly Date falling in any period referred to below to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense of the Company and its Subsidiaries for such Reference Period to be less than the ratio specified below for the period during which such date falls.

Minimum Interest
Quarterly Dates	Coverage Ratio
January 1, 2008 through June 30, 2008	1.38:1.00
July 1, 2008 through September 30, 2008	1.40:1.00
October 1, 2008 and thereafter	1.35:1.00
     (d) Maximum Capital Expenditures.
     (i) Make any Capital Expenditures, except to purchase and lease back assets of the Company and its Subsidiaries in connection with Loans hereunder (limited in purchase price to the amount of such Revolving Loans) pursuant to the Lease/Purchase Documents.
     (ii) Permit the Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed $10,000,000.
     (e) Minimum Rental Payments. Permit the Lease/Purchase Documents not to provide at all times for rental and other payments from the Company under the Lease/Purchase Documents in amounts sufficient to cover all of the Obligations and all of its operating and other expenses, in each case on or prior to the dates when such Obligations and expenses become due and payable.
     (f) New Store Commitments. Permit the Company to enter into any New Store Commitment if at such time (A) the Coffeehouse Level EBITDA Margin for the Reference Period ended December 30, 2007 and each Reference Period thereafter is less than 15% of Coffeehouse Level Sales for such Reference Period, or (B) the aggregate Available Revolving Commitments of all Lenders are less than (1) the budgeted amount of Capital Expenditures for outstanding New Store Commitments (including the New Store Commitment in question, and assuming that the budgeted amount of Capital Expenditures for any New Store Commitment for which a Capital Expenditure budget has not been determined is $300,000), less (2) the aggregate amount of Capital Expenditures made toward New Store Commitments prior to the opening of each such New Store.”
     I. Foreign Intellectual Property. Section 7.3 of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“Without limitation of the foregoing, the Borrower covenants and agrees that it will not enter into (and will not suffer or permit any of its Subsidiaries to enter into) any agreement or understanding (each, a ‘Restrictive Agreement‘) with any Person other than the Administrative Agent which could prohibit or restrict in any manner the right of the Borrower or any such Subsidiary to grant to the Administrative Agent any Lien on any of its Intellectual Property arising under laws other than those of the United States, whether such Intellectual Property is now owned or hereafter acquired. The Borrower represents and warrants that, at the date of this Agreement, neither the Borrower nor any such Subsidiary is party to any such Restrictive Agreement.”

     J. Commitments. Schedule 1.1(A) of the Credit Agreement is amended and restated in its entirety in the form attached hereto as Annex I.
     K. Borrower Schedules. Each of Schedule 1.1B, 1.1C, 4.4, 4.9, 4.15, 4.17, 4.19(a), 4.24, 4.25(a) and 4.25(d) to the Credit Agreement is amended and restated in its entirety in the form attached hereto as Annex II by updating each as of the date hereof
     L. Amendment to Lease/Purchase Documents. The Lenders hereby agree to the form of the Seventh Amendment to Second Amended and Restated Lease and License Financing and Purchase Option Agreement attached hereto as Exhibit A (the “Amendment to Lease/Purchase Documents”).
     M. No Further Amendments. Except as specifically amended hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.
II. REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the “Credit Agreement” in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all obligations of the Borrower under the Loan Documents shall be secured by and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by the Restricted Group shall remain in full force and effect and, by the Borrower’s signature hereto, and Holdings’ and the Company’s and its Subsidiaries’ signatures to such Amendment to Lease/Purchase Documents, such Security Documents are hereby ratified and affirmed.
III. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents and warrants to, and covenants and agrees with the Lenders that:
     A. The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Borrower and does not contravene, conflict with, or constitute a default under, any provision of: (i) the Borrower’s articles of incorporation or bylaws, (ii) any law, judgment, decree or order applicable to the Borrower or to any other Loan Party, or (iii) any provision of any material agreement or instrument binding upon any Loan Party or upon any of the respective property of a Loan Party. The execution and delivery of this Amendment by the Borrower do not and will not cause any lien to arise under any provision of any material agreement or instrument binding upon any Loan Party or upon any of the respective property of a Loan Party.
     B. The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date (and the representations and warranties set forth in Section 4.1 and Section 4.18 (relating solely to the Confidential Offering Memorandum) of the Credit Agreement and Section 19(a) and Section 19(q) (relating solely to the Confidential Offering Memorandum) of the Master Lease shall be construed to relate only to the date of the Credit Agreement and the Master Lease, respectively, and to the Closing Date), in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date and (b) of inaccuracies resulting from transactions expressly permitted under the Loan Documents. No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document.
     C. Attached hereto as Exhibit A is a true, correct and complete copy of the Amendment to Lease/Purchase Documents.
     D. No member of the Restricted Group is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment.
     E. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.
     F. $3,000,000 in Total Revolving Extensions of Credit are outstanding as of September 12, 2008.
     G. By the Borrower’s signature hereto, and Holdings’, the Company’s and its Subsidiaries’ signatures to the Amendment to Lease/Purchase Documents, each such party hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or the Lenders, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Lease/Purchase Documents, the Obligations, the Grantor Obligations (as defined in the Borrower Security Agreement and the Company Guarantee and Security Agreement, respectively), the Liens securing the Obligations and Grantor Obligations, or any of the terms or conditions of any Loan Document or any Lease/Purchase Document, and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless each Lender, the Administrative Agent, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement, any of the other Loan Documents or any of the other Lease/Purchase Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Grantor Obligations, the Liens securing the Obligations and Grantor Obligations, or any or all of the terms or conditions of any Loan Document or any Lease/Purchase Document) or any transaction relating thereto.

     H. Attached hereto as Annex III is a true and correct list of all deposit accounts, securities accounts, commodities accounts and similar accounts maintained by the Borrower and each other Loan Party as of the date hereof. On or before January 15, 2009, the Borrower will obtain and maintain, or cause to be obtained and maintained, control agreements in form and substance satisfactory to the Administrative Agent with respect to each such account set forth on Annex III and shall take, or cause to be taken, any other actions deemed necessary by the Administrative Agent to obtain and maintain “control” of each such account (as such term is defined in Section 9-104 of the Uniform Commercial Code in the applicable jurisdiction), and the Borrower shall thereafter in connection with the opening of any new deposit, securities, commodities or similar account, deliver or cause to be delivered a control agreement in form and substance satisfactory to the Administrative Agent simultaneously with the opening of such new account; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the other Loan Parties shall be permitted to maintain those accounts expressly designated on Annex III hereto not subject to the Administrative Agent’s control (the “Unrestricted Accounts”) if (i) the total amount of funds on deposit in all Unrestricted Accounts does not exceed $200,000 in the aggregate at any given time and (ii) such Unrestricted Accounts are used solely for petty cash purposes. Failure to comply with this Section III.H. shall constitute an Event of Default under the Credit Agreement.
     I. On or before January 31, 2009, the Borrower will use its reasonable efforts to obtain and maintain, or cause to be obtained and maintained, landlord waivers, warehouseman’s waivers or other similar agreements, each in form and substance reasonably satisfactory to the Administrative Agent, with respect to those locations which are requested by the Administrative Agent in its sole discretion and are listed on Schedule 2.6 of the Perfection Certificate of the Company delivered in connection herewith and designated thereon as “food” or “green coffee storage” sites. Failure to comply with this Section III.I. shall, if unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent, constitute an Event of Default under the Credit Agreement.
     J. As of the date hereof, at least fifty (50%) percent of the Company’s total number of Stores located in the United States utilize a Lender for their primary cash management functions and the Borrower will cause at least such percentage to be maintained at all times hereafter. In the event that Wachovia Corporation and/or its Affiliates with commercial banking operations (collectively, “Wachovia”) are merged with any Lender by March 31, 2009, then at all times thereafter, the Borrower will cause at least seventy (70%) percent of the Company’s total number of Stores located in the United States to utilize a Lender for their primary cash management functions (inclusive of Wachovia). On or before March 31, 2009 and at all times thereafter, the Borrower shall cause all of the Borrower’s, the Company’s and its Subsidiaries’ operating accounts to be maintained with a Lender. Failure to comply with this Section III.J. shall constitute an Event of Default under the Credit Agreement.
IV. CONDITIONS.
     A. This Amendment shall become effective on the first date on which the Borrower shall have executed and delivered to the Administrative Agent (or shall have caused to be executed and delivered to the Administrative Agent by the appropriate persons) the following:
1. This Amendment;

2. The Amendment to Lease/Purchase Documents between the Borrower and the Company;
3. Completed Perfection Certificates for the Borrower and each other Loan Party, each in form and substance satisfactory to the Administrative Agent;
4. Trademark Security Agreements and any other intellectual property security agreements deemed necessary by the Administrative Agent with respect to the Borrower’s and the Company’s domestic intellectual property not already subject to such an agreement; such documents to be in form and substance satisfactory to the Administrative Agent and to be suitable for filing with the United States Patent and Trademark or Copyright Office, as applicable;
5. Payment in immediately available funds of all fees agreed to be paid by the Borrower in connection with this Amendment, including without limitation, a fully-earned and non-refundable amendment fee in the amount of Fifty Thousand Dollars ($50,000.00), which amendment fee shall be payable to the Administrative Agent for pro rata distribution to the Lenders; and
6. Such other supporting documents and certificates as the Administrative Agent or its counsel may reasonably request.
     B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Administrative Agent.
V. MISCELLANEOUS.
     A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel incurred in connection with the preparation of this Amendment.
     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The next pages are the signature pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

ARABICA FUNDING, INC.
By:
Name:
Title:

[Signatures continue on next page]
Signature Page to Sixth Amendment to Credit Agreement

BANK OF AMERICA, N.A., successor-by-merger to Fleet National Bank, as Administrative Agent
By:
Name:
Title:

[Signatures continue on next page]
Signature Page to Sixth Amendment to Credit Agreement

BANK OF AMERICA, N.A., successor-by-merger to Fleet National Bank, as a Lender
By:
Name:
Title:

[Signatures continue on next page]
Signature Page to Sixth Amendment to Credit Agreement

WELLS FARGO BANK, N.A.
By:
Name:
Title: